FIELDCREST CANNON, INC.


                             Inter-Office Correspondence


                                    July 12, 1993



          PERSONAL & CONFIDENTIAL

          Mr. M. K. Doss
          Eden

          RE:     Employee Retention Agreement

          Dear Ken:

               Fieldcrest Cannon, Inc. (the "Company") recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company, its stockholders and its customers.

               The Board of Directors of the Company (the "Board") has

          determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the

          Company's key personnel, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

               In order to induce you to remain in its employ, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your

          employment with the Company is terminated under the circumstances described below subsequent to a "Change in Control" of the

          Company (as defined below).